Exhibit 16.1

June 13, 2014

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Re:     Gold Union Inc. (Commission File Number: 333-169861)

Commissioners:

We have read Item 4.01 of Form 8-K dated June 13, 2014, of Gold Union Inc. (the "Company") and are in agreement with the statements contained therein insofar as they relate to our dismissal.

Very truly yours,

/s/ Li and Company, PC
Li and Company, PC